REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Trustees and Shareholders
Neuberger Berman Equity Funds
New York, New York


In planning and performing our audit of the financial statements of All Cap Growth Fund, Century Fund, Manhattan Fund, Millennium Fund, Premier Analysts Fund, Premier Convergence Fund, Premier Energy Fund, Regency Fund and Socially Responsive Fund, each a series of Neuberger Berman Equity Funds (the Trust) for the year ended August 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the
purpose of expressing an opinion on the effectiveness of the Trusts
internal control over financial reporting.   Accordingly, we
express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and
related costs of controls.   A companys internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial
reporting may not prevent or detect misstatements.   Also,
projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or
detect misstatements on a timely basis.   A significant deficiency
is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim
financial statements that is more than inconsequential will
not be prevented or detected.   A material weakness is a
significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.






Board of Trustees and Shareholders
Neuberger Berman Equity Funds
Page Two





Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).   However, we
noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of August 31, 2007.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Neuberger
Berman Equity Funds and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 12, 2007